U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [x]     [   ] Confidential - For Use of the Commission

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[   ] Solicitation material Pursuant to Section 240.14a-11(c) or 240.14a-12

PRO-DEX, INC.
(Name of small business issuer in its charter)

______________________________

Commission File Number 0-14942

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PRO-DEX, INC.
650 S. Taylor Avenue, Suite 20-A
Louisville, CO 80027
(303) 443-6136

________________________

Proxy Statement
________________________

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pro-Dex, Inc. ("Pro-Dex" or the "Company") for use at an Annual Meeting of Shareholders (the "Meeting") of Pro-Dex to be held on Friday, November 17, 2000, at 9:00 a.m., Louisville, Colorado time, at the Courtyard by Marriott Louisville, 948 West Dillon Road, Louisville, Colorado 80027, and any adjournment thereof for the following purposes:

1.    To elect two (2) Class III directors to serve for a term of three (3) years and until their successors are duly elected and qualified.

2.    To ratify the selection of McGladrey & Pullen, L.L.P. as the independent certifying accountants of the Company's financial statements for the year ending June 30, 2001.

3.     To transact such other business as may properly come before the Meeting and any adjournment thereof.

        Pro-Dex common stock is currently quoted on The NASDAQ Small Cap MarketSM under the symbol "PDEX".

        Security holders may correspond with the Company at the above address, or reach the Company's corporate offices by telephone at (303) 443-6136.

THIS PROXY STATEMENT IS BEING FURNISHED TO PRO-DEX SHAREHOLDERS FOR PURPOSES OF VOTING IN PERSON OR BY PROXY ON THE ABOVE LISTED PROPOSALS AT THE ANNUAL MEETING, AND SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The date of this Proxy Statement is September 20, 2000.

INCORPORATION OF CERTAIN DOCUMENTS AND INFORMATION BY REFERENCE

        The following documents or portions thereof filed by Pro-Dex, Inc. ("Pro-Dex") (File No. 0-14942) with the Securities and Exchange Commission ("Commission") are incorporated herein by reference, and are made a part hereof:

(a)    Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000;

(b)    Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000;

(c)    Current Report on Form 8-K filed by the Company dated March 27, 2000.

        All documents filed by Pro-Dex pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Proxy Statement are to be a part hereof from the respective dates of filing such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PRO-DEX COMMON STOCK, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON THEIR WRITTEN OR ORAL REQUEST TO PRO-DEX, INC., 650 S. TAYLOR AVENUE, SUITE 20-A, LOUISVILLE, COLORADO 80027 (TELEPHONE NUMBER: (303) 443-6136), ATTENTION: GEORGE J. ISAAC, CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETING, REQUESTS MUST BE RECEIVED BY OCTOBER 10, 2000.

AVAILABLE INFORMATION

        Pro-Dex is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports and other information with the Commission. Such reports and other information filed with the Commission by Pro-Dex are available for inspection and copying at the Public Reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington D.C. 20549. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. Pro-Dex common stock is quoted on The NASDAQ Small Cap MarketSM and certain of its reports, proxy materials, and other information may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

SOLICITATION AND REVOCABILITY OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of Pro-Dex to be voted at the Meeting, to be held on the date, at the time and place, and for the purposes set forth in the accompanying Notice of Annual Meeting. When proxies are received in properly completed and executed form, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified therein. In absence of instructions to the contrary, such shares will be voted in favor of the proposals set forth therein. Any shareholder executing a proxy has the power to revoke that proxy at any time before it is voted by delivering written notice to the secretary of Pro-Dex, by executing another proxy dated as of a later date, or by voting in person at the Meeting.

        Pro-Dex's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 being delivered to the shareholders of Pro-Dex with this Proxy Statement is hereby incorporated by reference.

        For the purposes of voting at the Meeting, abstentions will be counted in determining a quorum to transact business at the Meeting, but not for purposes of determining the vote required for shareholder approval.

        Only shareholders of record at the close of business September 20, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 8,787,300 shares of Pro-Dex common stock outstanding, and there were 78,129 shares of Pro-Dex preferred stock, 100% of which are owned by the Company's officers, directors, and their affiliates.

        All shares of Pro-Dex common stock are entitled to one (1) vote per share. The affirmative vote of the holders of a majority of the outstanding shares of Pro-Dex common stock is required to approve and adopt each of the proposals to be voted upon at the Annual Meeting. The affirmative vote of the holders of a majority of the Company's preferred stock is not required to approve any proposals before the Meeting.

        The costs of solicitation of Pro-Dex shareholders will be paid by Pro-Dex. Such costs will include the reimbursement of banks, brokerage firms, nominees, fiduciaries, and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of the mails, the directors, officers, and employees of Pro-Dex, without additional compensation, except for the reimbursement of out-of-pocket expenses, may solicit proxies personally or by telephone, telegraph, or facsimile transmission.

PROPOSAL ONE - ELECTION OF TWO (2) CLASS III DIRECTORS

        The Company's Articles of Incorporation provide for the classification of the Company's Board of Directors. The Board of Directors, which currently is composed of six (6) members, is divided into three (3) classes. One (1) class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into two (2) Class I directors (George J. Isaac and Franklin D. Brown), two (2) Class II directors (Richard N. Reinhardt and Robert A. Hovee), and two (2) Class III directors (Kent E. Searl and Ronald G. Coss), whose terms will expire upon the election and qualification of directors at the annual meetings of shareholders held in 2001, 2002, and 2000, respectively. At each annual meeting of shareholders, directors will be elected to succeed those directors whose terms are expiring. All directors shall serve until their successors are duly elected and qualified, subject, however, to death, resignation, retirement, disqualification, or removal from office. John B. Zaepfel, a Class I director, resigned his position effective June 15, 1999, having no disagreements with Pro-Dex on any matter relating to its operations, policies, or practices. On July 26, 2000, the Board unanimously voted in favor of the election of Franklin D. Brown to fill the vacancy left by Mr. Zaepfel as a Class I director.

        The following chart indicates the term of service of each director, assuming that the nominee of the Board of Directors is elected by the shareholders:

STAGGERED TERMS OF DIRECTORS

Name of Director	Age	Employee	Committee	Nominated	Term Expires/ Class #(1)
____________________	______	_________	________________________	_________	_________
Kent E. Searl	59	Yes	Executive	Yes	06/30/00 - III
Ronald G. Coss	63	Yes	Executive/Compensation(2)	No	06/30/00 - III
George J. Isaac	55	Yes	Audit(2)	No	06/30/01 - I
Richard N. Reinhardt	68	No	Compensation	Yes	06/30/02 - II
Robert A. Hovee(3)	58	No	Audit/Compensation	Yes	06/30/02 - II
Franklin D. Brown(4)	56	No	Audit	No	06/30/01 - I

(1)    Directors to serve until the later of such date, or the election and qualification of their successors.

(2)    Director serves on such committee(s) as an ex-officio, non-voting member.

(3)    Director commenced serving February 27, 1996, by election of the Board.

(4)    Director commenced serving July 26, 2000, by election of the Board.

CLASS III NOMINEES

        The Board of Directors unanimously recommends that the shareholders vote FOR the election of the following nominees as Class III directors of the Company.
Name	Age	Position
_____________________________	__________________	_____________________________
Kent E. Searl	59	President/Chairman
Ronald G. Coss	63	Vice Chairman/Chief Technology Officer

         Kent E. Searl is a co-founder of the Company and currently serves as Chairman of the Board, Chief Executive Officer, and President. He has served as a director of the Company and its predecessor, since its inception in 1978. In addition to serving as Chairman of the Board, Mr. Searl is a member of the Executive Committee of the Board of Directors. Since August 1969, he has also served on the Board of Directors of Professional Sales Associates, Inc. ("PSA"), a national dental equipment manufacturers' representative, which he co-founded. Mr. Searl was elected by the shareholders of the Company to serve as a Class III Director until the year 2000 annual shareholders' meeting, or the election and qualification of his successor.

        Ronald G. Coss founded Micro Motors, Inc. in 1971 and served as its Chairman from the date of its organization until its acquisition by Pro-Dex. He currently serves as the Vice-Chairman of the Company's Board of Directors and the Company's Chief Technology Officer, and also serves as an ex officio non-voting member of the Compensation Committee of the Board of Directors. He also acts as Chief Technology Officer to the Company. Mr. Coss was the primary engineer in the development of Micro's products and invented the technologies, which are the subject of the letters patent now owned by Micro. Mr. Coss was elected by the shareholders of the Company to serve as a Class III Director until the year 2000 annual shareholders' meeting or the election and qualification of his successor.

CONTINUING DIRECTORS

        George J. Isaac has served as a consultant to the Company and its predecessor since 1978, and became a member of the Company's Board of Directors on July 26, 1995. He serves as an ex officio member of the Compensation Committee of the Board of Directors, and is Vice President, Secretary/Treasurer, and Chief Financial Officer of the Company. Mr. Isaac is a certified public accountant and was a principal in the Certified Public Accounting firm of Joseph B. Cohan and Associates, Worcester, Massachusetts. Mr. Isaac is a former director of Professional Sales Associates, Inc. ("PSA"). Mr. Isaac received a B.S. degree in Business Administration from Clark University in Worcester, Massachusetts. Mr. Isaac was elected by the shareholders of the Company to serve as a Class I Director until the 2001 annual shareholders' meeting, or the election and qualification of his successor.

        Richard N. Reinhardt has served as a director of the Company and its predecessor since 1990. He is a member of the Compensation Committee of the Board of Directors. Mr. Reinhardt has served as President and Director of Professional Sales Associates, Inc. ("PSA") since he co-founded that firm in 1969. PSA is a national manufacturers' representative organization that represents manufacturers in the dental equipment market. He attended Cornell College, and received a B.A. degree in Business Administration from Northwestern University. Mr. Reinhardt was elected by the shareholders of the Company to serve as a Class II director until the 2001 annual shareholders' meeting, or the election and qualification of his successor.

        Robert A. Hovee began serving on the Company's Board of Directors on February 27, 1996. He serves as a member of both the Audit and Compensation Committees. Currently, Mr. Hovee serves as President of the Orange County Biomedical Industry Council and the Orange County Biocommerce Association, both California non-profit associations. Formerly, Mr. Hovee was Chief Executive Officer and President of Life Support Products, Inc., a maker of emergency medical products, of which he was a co-founder, prior to its acquisition by Allied Healthcare Products, Inc. He has also served as a director and chairman of Infrasonic, Inc., an infant respirator manufacturer. Mr. Hovee, who is active in many charities, serves as a co-chair of a University of California-Irvine Center for the Health Sciences fund-raising project. Mr. Hovee received a B.A. degree in Business Administration and a B.A. degree in International Business from the University of Washington in Seattle, Washington, as well as a Masters Degree in International Management from the American Graduate School of International Management (Thunderbird), where he was the Barton Kyle Yount Scholar, in Glendale, Arizona. Mr. Hovee was elected by the Board of Directors to serve as a Class II Director until the first to occur of the 2001 annual shareholders' meeting, or the election and qualification of his successor.

        Franklin D. Brown was elected by the Board on July 26, 2000 to fill the vacancy created by the resignation of John P. Zaepfel. Mr. Brown will serve the Company's Audit Committee. He is currently the President and Chief Executive Officer of Endologix, Inc. Prior to joining Endologix, Mr. Brown acted as Chairman, President and CEO of Imagyn Medical, Inc. During his tenure at Imagyn, Mr. Brown successfully led that company through its $40M initial public offering. Mr. Brown has more than thirty years of multinational board experience. He currently serves as a director to Ablation Technologies, Inc., Radiance Medical Systems, Inc. Qualigen, Inc. and Anchor Medical, Inc. In 1991, Mr. Brown was awarded the "Entrepreneur of the Year" award. He received his M.B.A. from the University of Michigan. Mr. Brown was elected by the Board to serve as a Class I Director until the first to occur of the 2001 annual shareholders' meeting, or the election and qualification of his successor.

        The Board of Directors met on four (4) occasions in the year ended June 30, 2000, all of which were attended by all then serving directors. Since June 30, 2000, the Board has met on one (1) occasion which meeting was attended by all then serving directors. The Compensation and Audit Committees each met on one occasion during the year ended June 30, 2000.

        As noted in the above biographies, certain of the directors have other relationships with the Company, as further discussed below. SEE ALSO "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS." The Company's Board of Directors is not aware of any voting agreements relating to the election of directors of the Company.

VOTE REQUIRED

        The affirmative vote of a majority of the outstanding shares of Pro-Dex common stock is required to elect directors. There is no cumulative voting for directors of the Company. At the close of business on the Record Date there were 8,787,300 shares of Pro-Dex common stock outstanding, of which approximately 35.91% (3,155,954) are owned by officers, directors, 5% shareholders, and their respective affiliates, all of whom have indicated their intention to vote for the directors nominated by the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION ON SUCH NOMINEE IS SPECIFICALLY INDICATED.

PROPOSAL TWO -RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

        The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, L.L.P. as independent certifying accountants for the Company's accounts for the year ending June 30, 2001. McGladrey & Pullen, L.L.P. served as the Company's independent certifying accountants for the years ended June 30, 2000 and June 30, 1999. The reports of McGladrey & Pullen, L.L.P for those years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals. During the Company's two (2) most recent years there were no disagreements with accountants on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. The Company's Form 10-KSB, including the financial statements as set forth therein, accompanies this Proxy Statement, and is incorporated herein by reference. A representative of McGladrey & Pullen, L.L.P. is expected to be present at the Meeting. McGladrey & Pullen, L.L.P. will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF MCGLADREY & PULLEN, L.L.P. AS THE INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING JUNE 30, 2001.

DIRECTORS AND EXECUTIVE OFFICERS

        Beginning in 1994, in accordance with a plan of reorganization adopted by the shareholders, the directors of the Company began serving staggered terms to assure continuity on the Board of Directors. SEE "PROPOSAL ONE - ELECTION OF TWO (2) CLASS III DIRECTORS."

MEETINGS AND COMMITTEES OF THE BOARD

        The Company's Board of Directors held four (4) meetings during the fiscal year ended June 30, 2000, at which all directors were present at each meeting.

        The Board of Directors has an Audit Committee comprised of George J. Isaac and Robert A. Hovee. Upon the commencement of incoming director Franklin D. Brown's service as a member of the Audit Committee, the Committee was comprised of a majority of independent directors. The Audit Committee's function is (i) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (ii) to ensure that the scope of the annual external audit by the independent auditors of the Company is sufficiently comprehensive, (iii) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits, (iv) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (v) to consider the qualification of the Company's independent auditors, to make recommendations to the Board of Directors as to their selection and to review the relationship between such independent auditors and management. The Audit Committee met three times in 1999. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which charter is attached to this Proxy Statement as Exhibit 1.

        The Board also has a Compensation Committee comprised of Ronald G. Coss, Richard N. Reinhardt and Robert A. Hovee. The function of the Compensation Committee is to review the compensation of officers and employees, and to review the Company's benefit policies and procedures.

        The Executive Committee, comprised of Kent E. Searl, Robert A. Hovee, and Ronald G. Coss, provides guidance to executive officers of the Company between meetings of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee develops and recommends to the Board of Directors the compensation policies of the Company. It also recommends the compensation to be paid to the executive officers of the Company. The Compensation Committee consists of three (3) directors, two (2) of whom are not current or former employees of the Company, and one (1) of whom is a non-voting member. The basic compensation philosophy of the Board of Directors has been to provide competitive salaries and competitive incentives to achieve financial goals.

EXECUTIVE OFFICERS

        The Company's executive officers are elected by the Board of Directors at the first meeting of the Board following each annual meeting of the shareholders and hold office until the next such meeting of directors or their earlier resignation or removal.

        There is no arrangement or understanding between any directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or executive officer, nor is there any family relationship between or among any of the Company's directors or executive officers.

RECENT EVENTS AND TRANSACTIONS

        On March 27, 2000, the Company filed a Form 8-K to report that it had entered a binding letter of intent to merge with Natural White, Inc., a privately-held New York corporation engaged in the business of manufacturing and distributing tooth whitening systems and spectialty dentifrice products. A preliminary due diligence review of Natural White, Inc.'s business revealed certain contingent liabilities which Natural White is working to favorably resolve while the parties continue discussions regarding the structure of the proposed transaction.

        On March 10, 1999, the Company filed a Form 8-K to report the distribution of shares of the Company's common stock owned by the Micro Motors Employee Stock Ownership Plan (the "Plan"). The Company previously had applied for and received a favorable determination from the Internal Revenue Service with respect to the termination of the Plan and the distribution of its shares. The shares, acquired by the Plan in conjunction with the 1995 merger of Micro Motors, Inc. into a wholly owned subsidiary of the Company, were issued without restriction to non-affiliate participants. Of the 1,042,195 shares transferred to participants, 481,513 are held by affiliates of the Registrant.

        On June 12, 1997, the Company completed the sale of certain assets of its dental clinic management ("DCM") subsidiary in California. The Company retained ownership of approximately $2.4 million in net accounts receivable. During 1998, the Company identified approximately $600,000 of the accounts as uncollectible and wrote them off. Also during 1998, the purchaser collected approximately $650,000 of the receivables, but due to financial difficulties was only able to remit $50,000 to the Company. The purchaser continued to have financial difficulties, and never remitted any of the remaining accounts receivable collected by it. Finally in 1999 the purchaser filed bankruptcy and went out of business. Consequently, in 1999, the Company took an unusual charge for the write-off of the remaining $1.75 million of accounts receivable.

OTHER MANAGEMENT INFORMATION

Compliance with Section 16(a)

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own 10% or more of the Company's outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and owners of 10% or more of the Company's outstanding common stock are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms they file.

        Based solely upon a review of the Forms 3 and 4, and any amendments thereto, furnished to the Company during the Company's fiscal year ended June 30, 2000, and Forms 5, and amendments thereto, furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required to be filed by such persons, the Company is not aware of any failure of any officer, director, or beneficial owner of 10% or more of the Company's outstanding common stock during the fiscal year ended to make timely filings in accordance with the requirement of Section 16(a).

Business Experience of Key Management of Subsidiaries

        Set forth below is information concerning certain key management personnel of the Company's operating subsidiaries.

        Daniel S. Reinhardt joined the Biotrol International, Inc. subsidiary as a sales representative in September 1988. He was promoted to National Sales Manager in January 1991 and, effective January 1, 1997, Mr. Reinhardt was made Vice President and Chief Operating Officer of Biotrol International, Inc.

        Charles L. Bull founded Challenge Products, Inc. in 1978, and has served as its General Manager from its inception as a dental products business. Mr. Bull has developed more than 40 chemical products used in the industry, including new professional whitening products, as well as a process for high speed filling of a patented prophy ring.

        Gary Garleb has served as Vice President and General Manager of Oregon Micro Systems, Inc. since its acquisition by the Company in July 1995. Prior to that time, he served as Vice President of Operations and Manufacturing for Micro Motors, Inc. from 1974 to 1995.

        Patrick L. Johnson joined the Micro Motors, Inc. subsidiary as Vice President and General Manager in March of 2000. Mr. Johnson has significant experience in the dental manufacturing arena, having served as General Manager of Analytic Endodontics, Inc. (a division of Sybron Dental) and General Manager of Tycom, Inc., both manufacturers of dental related products.

Executive Compensation

        The following table summarizes executive compensation paid by the Company during the last three fiscal years to the Company's Chairman and four other most highly compensated executives.

SUMMARY COMPENSATION TABLE

Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- Sation	Re- tricted Stock Awards	Securities Underlying Options/ SAR(#)	LTIP Pay- outs	All Other Compen- sation(3)
__________________________	_________	__________	___________	__________	__________	__________	________	__________
Kent E. Searl Chairman/CEO/ President	2000 1999 1998	$189,390 162,528 174,858	$40,000 - -	- - -	- - -	None None None	- - -	- - -

Ronald G. Coss(1) Vice Chairman Chief Technical Officer	2000 1999 1998	$363,275 359,062 325,163	- - -	$52,142 39,619 35,406	- - -	None 100,000(2) None	- - -	$ 570 1,593 1,671

George J. Isaac Vice President, Chief Financial Officer, Secretary-Treasurer, Director	2000 1999 1998	$207,607 195,436 189,269	$40,000 - -	$22,760 - -	- - -	None None None	- - -	$ 1,587 1,466 -

Gary G. Garleb General Manager Oregon Micro Systems, Inc.	2000 1999 1998	$130,000 124,271 118,563	$32,500 - -	$13,659 9,986 15,539	- - -	None None None	- - -	$ 716 1,467 1,350

Charles L. Bull General Manager Challenge Products, Inc.	2000 1999 1998	$100,000 100,000 100,000	$48,647 39,089 28,563	$17,942 - -	- - -	None None None	- - -	$ 1,806 1,739 1,633

(1)    The Company was originally obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001, under a Non-Competition Agreement, in connection with the merger of Micro Motors, Inc. with and into the Company's Micro Acquisition subsidiary. That obligation has been extended, by agreement of Mr. Coss and the Board of Directors, to commence on July 26, 2003. In addition, the Company assumed two notes of Micro Motors, Inc. payable to Mr. Coss in the aggregate amount of $938,450, relating to termination of Mr. Coss' long term employment agreement with Micro Motors, Inc. and prior unpaid earned compensation.

(2)    On April 8, 1999, Mr. Coss was granted an option to purchase 100,000 shares of the Company's common stock under the 1994 Stock Option Plan in consideration for his agreement to restructure his employment agreement effectively relieving the Company of the obligation to pay any bonus contemplated by his previous agreement.

(3)    Employer contributions to the Pro-Dex, Inc. 401(k) Plan.

Employment Agreements, Termination of Employment, and Change of Control Arrangements

        During the 1999 fiscal year, the Compensation Committee of the Board of Directors renewed employment agreements with certain executive officers of the Company and renegotiated the agreement with Mr. Coss originally scheduled to expire on June 30, 2000.

        Kent E. Searl serves as the Chairman, Chief Executive Officer and President of the Company. He is the co-founder of the Company, and has served as a Director of the Company since its organization. For the year ending June 30, 2000, Mr. Searl was paid a salary of $189,390 and is entitled to receive bonus compensation in the amount of $40,000 purusant to his three-year agreement with the Company that was effective July 1, 1998. Mr. Searl is also entitled to reimbursement of reasonable expenses and to such other benefits as the Company's Board of Directors approves for executive management. Mr. Searl is located in the Company's Louisville, Colorado offices and travels frequently to all the Company's subsidiaries.

        George J. Isaac has served as the Company's Vice-President and Chief Financial Officer since July 26, 1995. On November 5, 1998, he was re-elected the Company's Secretary-Treasurer by the Board of Directors. Pursuant to Mr. Isaac's three-year employment agreement effective July 1, 1998, he received salary of $207,607 for the year ended June 30, 2000, and is entitled to receive bonus compensation in the amount of $40,000 as well as reimbursement of reasonable expenses and to such other benefits as the Company's Board of Directors approves for executive management.

        Ronald G. Coss currently serves as Vice Chairman and Chief Technology Officer of the Company. Micro Motors had, prior to the merger, compensated Mr. Coss at a salary of $560,000 for the fiscal year ended March 31, 1995 and $456,000 for the fiscal year ended March 31, 1994. Under his previous Agreement, annual base compensation to Mr. Coss was $360,000, adjustable upward for inflation each July 1. The agreement accorded Mr. Coss six weeks annual leave for which he could elect to take in cash in lieu of leave, provided that he receive use of a Company vehicle for business purposes, and certain other perquisites comparable to with those received prior to the merger. In Fiscal 1999, Mr. Coss agreed, in consideration for the Company's willingness to extend the term of his employment through June 30, 2002, to accept a significantly reduced compensation package which provides that he receive an annual base salary of $200,000, together with reimbursement of expenses and such other benefits as are approved for other members of executive management.

        In addition to compensation to Mr. Coss under his employment agreement, the Company was obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001, under a Non-Competition Agreement, in connection with the merger. Due to the fact that the term of Mr. Coss' employment with the Company has been extended, the Board of Directors and Mr. Coss have agreed that the Company's performance obligations under the Non-Competition Agreement be ratably extended to commence on July 26, 2003. At the time of merger, the Company also assumed two notes payable by Micro Motors, Inc. to Mr. Coss relating to termination of Mr. Coss long term employment agreement with Micro Motors, Inc. and prior unpaid earned compensation. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

        The Company is also party to three-year employment agreements with three of its subsidiary general managers, which agreements provide, in part, that in the event a defined change of control results in the termination of the subject employee, such termination may trigger an obligation to provide such terminated employee with one year of severance compensation.

        In 1993, the Company entered into an employment agreement with Mr. Charles L. Bull, former President of Challenge Products, Inc., which has been extended on the original terms and conditions through December 31, 2001.

Compensation to Directors

        Directors who are employees of the Company do not receive additional compensation for services as directors, except for reimbursement of reasonable meeting attendance expenses. Non-employee directors each receive a $3,000 quarterly fee, $1,000 for each meeting attended and $500 for each Board of Directors' committee meeting attended on a date other than a regular meeting of the Board. Non-employee directors unanimously elected to defer their fees for the quarter ended June 30, 1999, September 30, 1999, and December 31, 1999. All deferred fees are scheduled for payment in Fiscal 2001. The Company accrued an aggregate of $31,500 in non-employee director compensation, of which $24,000 has been paid, for the year ended June 30, 2000.

        The Company's shareholders have approved a Director's Stock Option Plan (the "Directors' Plan") pursuant to which non-employee directors may be granted options to purchase shares of the Company's common stock. In accordance with the Directors' Plan's provisions, the Board of Directors previously adopted a policy to grant each outside director an option to purchase 20,000 shares of common stock on the date of his commencement of service as a director and an option to purchase 15,000 shares annually, exercisable at the average closing price on NASDAQ for the month of November of the year of grant, on the anniversary date of such service. The maximum term of each option is ten years. During the fiscal year ended June 30, 2000, two of the Company's directors, Messrs. Reinhardt and Hovee, were each granted options to purchase 15,000 shares of common stock exercisable at $1.40. Subsequent to year-end and upon commencement of his service on the Board, Mr. Brown was granted an option to purchase 20,000 shares of the Company's common stock exercisable at $2.06.

Option Grants and Exercises in the Last Fiscal Year

        The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the fiscal year ended June 30, 2000:

INDIVIDUAL OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
_____________________	____________	____________________	_____________	__________
Kent E. Searl	None	-	-	-
Ronald G. Coss	None	-	-	-
George J. Isaac	None	-	-	-

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES(1)
	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercisable/Unexercisable		Exercisable/Unexercisable
______________________	__________________________		________________________________
Kent E. Searl	202,051	-0-	$64,000	-0-
Ronald G. Coss	100,000	-0-	$118,000	-0-
George J. Isaac	250,000	-0-	$60,000	-0-

(1)    The indicated value of the unexercised In-the-Money Options was determined by multiplying the number of unexercised options (that were In-the-Money on June 30, 2000) by the closing sales of the Company's common stock on June 30, 2000 (as reported on NASDAQ) and from that total, subtracting the total exercise price.

1988 Stock Option Plan

        In 1988, the Company adopted its 1988 Stock Option Plan (the "Plan"), pursuant to which the Company's Board of Directors was authorized to issue options to purchase up to 150,000 shares of the Company's common stock to employees, directors, and consultants of the Company. The option exercise price must equal fair market value of the common stock on the date of grant. No options to purchase shares of common stock were granted under the 1988 Plan during the fiscal year ended June 30, 2000. At June 30, 2000, 50,000 shares were available for grant and no options to purchase were outstanding under this Plan.

1994 Stock Option Plan

        The 1994 Stock Option Plan was adopted to advance the interests of the Company and its shareholders by affording employees an opportunity for investment in the Company. Under the plan, 1.5 million shares have been reserved. The Compensation Committee has sole discretion to select which employees of the Company will be granted options; the number of shares subject to option; the timing of such option grants; when the options may be exercised; and the exercise price. The exercise price of options must be at least equal to the fair market value of the common stock on the date of grant. The maximum term of options granted under the Plan is ten years. As of June 30, 2000 there were outstanding options under the 1994 Stock Option Plan to acquire 1,223,505 shares of the Company's common stock.

Directors' Stock Option Plan

        The Plan was adopted to advance the interests of the Company and its shareholders by attracting qualified non-employee directors, whose participation and guidance contribute to the successful operation of the Company. Under the plan, 500,000 shares have been reserved. As of June 30, 2000, there were outstanding options under the Directors' Stock Option Plan to acquire 165,856 shares of the Company's common stock. A disinterested majority of the Board has voted, in furtherance of the Board's decision respecting the remuneration of non-employee directors, in favor of the additional automatic grant each year during the term of service to purchase 15,000 shares of the Company's common stock, which grants are reflected in the foregoing total of outstanding options.

Security Ownership of Certain Beneficial Owners and Management

        Set forth in the following table is information as of June 30, 2000, with respect to the beneficial shareholdings of the Company's common stock, by all directors, individually, and all officers and directors as a group, and beneficial owners of 5% or more of such common stock.

BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS AND OWNERS OF MORE THAN 5% OF COMMON STOCK
Name and Address	Number of Shares	Percent of Class (1)
Kent E. Searl 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	950,680(2)(3)(4)(7)	10.81%

Ronald G. Coss 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	2,512,104(5)(7)	28.58%

Richard N. Reinhardt 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	575,884(2)(3)(4)(6)(7)	6.55%

George J. Isaac 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	255,500(3)(7)	2.90%

Robert A. Hovee 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	80,000(6)(7)	0.91%

All officers and directors as a group (6 persons)	4,374,168(2)(3)(4)(5)(6)(7)	49.77%

(1)    Calculated pursuant to Rule 13d-3 under Securities Exchange Act of 1934.

(2)    Includes 250,000 shares of common stock; 58,229 shares of preferred stock convertible share-for-share into common stock at any time; and warrants to acquire 13,000 shares of common stock owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 404,500 shares of common stock and 19,900 shares of preferred stock. Mr. Reinhardt, individually, owns of record 41,850 shares. In addition, Mr. Reinhardt's spouse, individually, owns 29,000 shares, which are attributed to him in this chart.

(3)    Includes options held by Messrs. Searl, Reinhardt, and Isaac to purchase 50,000 shares each shares of the Company's common stock at $2.50 per share. Also includes options held by Messrs. Searl and Reinhardt to purchase 50,000 shares each at $1.75 per share. Also includes options held by Messrs. Searl and Isaac to purchase 100,000 and 200,000, respectively, of the Company's common stock at $2.13 per share. These shares have been added to outstanding shares in calculating applicable individual percentage of beneficial ownership.

(4)    Includes options held by Messrs. Searl and Reinhardt to purchase 2,051 shares each of the Company's common stock at $2.43 per share and Mr. Reinhardt to purchase 1,754 shares of the Company's common stock at $2.85 per share. These shares have been added to outstanding shares in calculating applicable individual percentage of beneficial ownership.

(5)    Includes 547,953 shares of the Company's common stock distributed from the Micro Motors Employee Stock Ownership Plan during the year, and options held by Mr. Coss to purchase 100,000 shares of the Company's common stock at $1.25 per share.

(6)    Includes automatic grant options to outside directors Messrs. Reinhardt and Hovee to purchase 20,000 shares each of the Company's common stock at $2.44 per share, 15,000 shares at $2.90 per share, 15,000 shares at $2.50 per share, 15,000 shares at $2.00 per share, and 15,000 shares at $1.40 per share.

(7)    The officers and directors as a group had in the aggregate, as of June 30, 2000, together with their affiliates, voting power with respect to 3,155,954 currently issued and outstanding shares of common stock, not including in such number the convertible preferred stock or options treated as shares of common stock attributed to them for the purpose of this chart.

        Set forth in the following table is information as of June 30, 2000 with respect to the beneficial shareholdings of all directors, individually, and all officers and directors as a group, and beneficial owners of more than five percent of the Company's Series A Preferred Stock.

BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS, AND OWNERS OF MORE THAN 5% OF PREFERRED STOCK
Name and Address	Number of Shares	Percent of Class
Kent E. Searl 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	78,129	100.0%
Richard N. Reinhardt 650 S. Taylor Avenue, Suite 20-A Louisville, CO 80027	58,229(1)	74.5%
All officers and directors as a Group (3 persons)	78,129(1)	100.0%
Professional Sales Associates, Inc. 1070 Century Drive, Suite 201 Louisville, CO 80027	58,229	74.5%

(1)    Includes 58,229 shares owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 19,900 shares (24.2% of the outstanding shares of preferred stock). Mr. Reinhardt owns no shares of preferred stock individually.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Pursuant to the merger of Micro with the Company's subsidiary, Ronald G. Coss entered into a Non-Competition Agreement, pursuant to which he is to be paid $1 million over five years, with payment commencing on the termination of his employment agreement with the Company in the sixth year after closing. Due to the fact that the term of Mr. Coss' employment with the Company has been extended, the Board of Directors and Mr. Coss have agreed that the Company's performance obligations under the Non-Competition Agreement be ratably extended to commence on July 26, 2003. Mr. Coss' previous employment agreement with the Company, pursuant to which he was paid a base salary of $360,000 annually as Vice Chairman of the Company, represented a reduction from the more than $560,000 which he had been paid as the Chairman of Micro, despite his greater responsibilities with the Company. During the first quarter of 1999, management amended his duties under that employment contract and subsequently determined the value of the new position to be less than that of the previous position of the executive; however, the Company was required to honor its obligation under the contract. As a result, management charged operations for approximately $525,000, which represents the excess of the payments required under the contract compared to the value established for the new position.

        The Company's executive offices moved in January 2000 from 1401 Walnut Street, Suite 540, Boulder, Colorado 80302 to 650 S. Taylor Avenue, Suite 20-A, Louisville, Colorado, 80027. The Company sub-leases these offices from its Biotrol International, Inc. subsidiary at the rate of $1,481 per month. The Company previously sub-leased offices for $4,192 per month, on a month to month basis, from Professional Sales Associates, Inc., a dental equipment marketing firm for which two of the Company's directors are also directors and shareholders. Professional Sales Associates, Inc.'s lease expired at the end of January and the Company, in an effort to continue to exercise expense efficiencies, elected to move its headquarters to space available at its Biotrol International, Inc. subsidiary. The per square foot cost of the Company's space at Biotrol equal to the per-square foot cost of Biotrol under the master lease. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the sub-lease, including price, may not be as favorable to the Company as lease terms that might have been negotiated with a third party in an arm's length transaction.

        The per square foot cost of the Company's space under its Professional Sales Associates sub-lease equaled the per-square foot cost of the master lease, and the Company's sublease was subject to the terms of the master lease. The Company's sub-tenancy was previously ratified by a disinterested majority of the Board of Directors.

        Micro leases its offices and manufacturing facility in Santa Ana, California from Ronald G. Coss, currently a director of the Company, at a monthly rental of $29,816. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the lease, including price, may not be as favorable to the Company as lease terms which might have been negotiated with a third party in an arm's length transaction.

        On June 12, 1997, the Company completed the sale of certain assets of its dental clinic management ("DCM") subsidiary in California. The Company retained ownership of approximately $2.4 million in net accounts receivable. During 1998, the Company identified approximately $600,000 of the accounts as uncollectible and wrote them off. Also during 1998, the purchaser collected approximately $650,000 of the receivables, but due to financial difficulties was only able to remit $50,000 to the Company. The purchaser continued to have financial difficulties, and never remitted any of the remaining accounts receivable collected by it. Finally in 1999 the purchaser filed bankruptcy and went out of business. Consequently, in 1999, the Company took an unusual charge for the write-off of the remaining $1.75 million of accounts receivable.

        On March 8, 1999, the Company distributed shares of Pro-Dex, Inc. common stock owned by the Micro Motors Employee Ownership Plan (the "Plan"). The Company previously made application for and received a favorable determination from the Internal Revenue Service with respect to the termination of the Plan and distribution of its shares. The shares, acquired by the Plan in conjunction with the 1995 merger of Micro Motors, Inc. into a wholly owned subsidiary of the Registrant, were issued without restriction to non-affiliate participants. Of the 1,042,195 shares transferred to participants, 481,513 are held by affiliates of the Registrant.

OTHER MATTERS

        The Company's Board of Directors does not know of any other matters to be brought before the Meeting.

        Proposals of shareholders (which must comply with the requirements of Rule 14a-8 under the Exchange Act) intended to be presented at the 2001 Annual Meeting of Shareholders must be received not later that June 1, 2001.

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PRO-DEX, INC.
650 S. Taylor Avenue, Suite 20-A
Louisville, CO 80027

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kent E. Searl and George J. Isaac or either of them, with full power of substitution and appointment, and hereby authorizes said Proxies to represent them and to vote, as designated below, all the shares of the Common Stock and Preferred Stock of Pro-Dex, Inc. held of record by the undersigned on September 20, 2000 at the Annual Meeting of Shareholders to be held on November 17, 2000, at 9:00 a.m., Louisville, Colorado time, at the Courtyard by Marriott Louisville, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.  To elect two (2) Class III directors to serve for a term of three (3) years or until their successors are duly elected and qualified.

Nominees: Kent E. Searl and Ronald G. Coss

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the box "For All Except" and write the nominee's name in the space provided.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT _________________________________

2.  To ratify the selection of McGladrey & Pullen, LLP as the independent certifying accountants of the Company's financial statements for the year ending June 30, 2001.

FOR	AGAINST	ABSTAIN

3.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

FOR	AGAINST	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS CLASS III DIRECTORS, AND "FOR" RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.
Dated:________________________________________	______________________________________________
(Signature)
_______________________________________________
(Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PRO-DEX, INC.
650 S. Taylor Avenue, Suite 20-A
Louisville, CO 80027

___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 17, 2000

___________________________

     Notice is hereby given that the Annual Meeting of Shareholders of Pro-Dex, Inc. will be held on Friday, November 17, 2000, at 9:00 a.m., Louisville, Colorado time, at the Courtyard by Marriott Louisville, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.    To elect two (2) Class III directors to serve for a term of three (3) years and until their successors are duly elected and qualified.

2.    To ratify the selection of McGladrey & Pullen, L.L.P. as the independent certifying accountants of the Company's financial statements for the year ending June 30, 2001.

3.     To transact such other business as may properly come before the Meeting and any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the Meeting is enclosed.

     Shareholders of record at the close of business on September 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. The stock transfer books of Pro-Dex, Inc. will remain open.

     All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting in person, you are urged to sign, date, and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. The giving of a proxy will not prevent you from revoking the proxy and voting your shares in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kent E. Searl
Kent E. Searl, Chairman

Louisville, Colorado
September 20, 2000